EXHIBIT k.12

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (the “Amendment”) is made as of October 31, 2007, by and among TORTOISE ENERGY INFRASTRUCTURE CORPORATION, a Maryland corporation (the “Borrower”); U.S. BANK NATIONAL ASSOCIATION, a national banking association, FIFTH THIRD BANK, a Michigan banking corporation, THE BANK OF NOVA SCOTIA, and COMERICA BANK (each a “Bank” and, collectively, the “Banks”); U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the lender for Swingline Loans (in such capacity, the “Swingline Lender”); U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks hereunder (in such capacity, the “Agent”); and as lead arranger hereunder (in such capacity, the “Lead Arranger”).  Capitalized terms used and not defined in this Amendment have the meanings given to them in the Credit Agreement referred to below.

Preliminary Statements

(a)           The Banks and the Borrower are parties to a Credit Agreement dated as of March 22, 2007 (the “Credit Agreement”).

(b)           Subject to the terms, conditions and agreements as set forth below, the Borrower and the Banks wish to amend the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Modification to Section 1.1 Definitions.  The definition of “Borrowing Base Availability” and the definition of “Borrowing Base” as set out in Section 1.1 of the Credit Agreement are hereby deleted in their entirety and are replaced with the following:

“Borrowing Base Availability”means, at any time, the lesser of:  (a) the Borrowing Base less current outstanding balances on the Revolving Credit Loans and Swingline Loans and less current outstanding balances on other “senior securities representing indebtedness” (as such term is used in the 1940 Act), if any or (b) the Revolving Credit Loan Commitments less current outstanding balances on the Revolving Credit Loans and Swingline Loans.

“Borrowing Base” means, at any date, 33-1/3% of the amount, after giving effect to any requested Loan on such date, of (i) the total value of the Borrower’s assets, minus (ii) all liabilities and indebtedness not represented by “senior securities” (as such term is used in the 1940 Act).

2.           Modification to Section 3.4(a).  Section 3.4(a) of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:

(a)           Combined Loan to Value.  If, at any time, the Borrowing Base Availability is less than zero, the Borrower shall immediately prepay the Loans in an amount equal to the extent to which the Borrowing Base Availability is less than zero.  By way of example, if the Borrowing Base Availability is -$100,000, then the Borrower shall immediately prepay the Loans in an amount equal to $100,000.

3.           Modification to Section 6.2(b).  Section 6.2(b) of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:

(b)           Debt.  The Borrower shall not create or suffer to exist any Debt except for Permitted Debt.  The Borrower acknowledges and agrees that notwithstanding any reference in this Agreement to “senior securities,” Borrower shall not be permitted to incur Debt other than as expressly permitted in this Section 6.2(b).

4.           Modification to Exhibit D.  Exhibit D as attached to the Credit Agreement is deleted and hereby replaced with Exhibit D attached to this Amendment.

5.           Reaffirmation of Credit Documents.  The Borrower reaffirms its obligations under the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Agent and the Banks, as a material inducement to the Agent and each Bank to enter into this Amendment, that (a) the Borrower has no and in any event waives any, defense, claim or right of setoff with respect to its obligations under, or in any other way relating to, the Credit Agreement, as amended hereby, or any of the other Credit Documents to which it is a party, or the Agent’s or any Bank’s actions or inactions in respect of any of the foregoing, and (b) all representations and warranties made by or on behalf of the Borrower in the Credit Agreement and the other Credit Documents are true and complete on the date hereof as if made on the date hereof.

6.           Conditions Precedent to Amendment.  Except to the extent waived in a writing signed by the Agent and delivered to the Borrower, the Agent and the Banks shall have no duties under this Amendment until the Agent shall have received fully executed originals of each of the following, each in form and substance satisfactory to the Agent:

(a)           Amendment.  This Amendment;

(b)           Good Standing Certificates.  Certificates of good standing, each of recent date, from the Secretary of State of Maryland and the Secretary of State of Kansas, certifying the good standing and authority of the Borrower in such states as of such dates; and

(c)           Other Documents.  Such other documents as the Agent may reasonably request to further implement the provisions of this Amendment or the transactions contemplated hereby.

7.           No Other Amendments; No Waiver of Default.  Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the parties in accordance with their respective terms.  By entering into this Amendment, the Agent and the Banks are not waiving any Default or Event of Default which may exist on the date hereof.

8.           Counterparts; Fax Signatures.  This Amendment and any documents contemplated hereby may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement.  This Amendment and any documents contemplated hereby may be executed and delivered by facsimile or other electronic transmission and any such execution or delivery shall be fully effective as if executed and delivered in person.

9.           Governing Law.  This Amendment shall be governed by the same law that governs the Credit Agreement.

[signature pages to follow]

Second Amendment to Credit Agreement - Page 2

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

TORTOISE ENERGY INFRASTRUCTURE CORPORATION, the Borrower

By:
Name: Brad Adams
Title: Asst. Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Agent and as a Bank

By:
Name: Colleen S. Hayes
Title: Assistant Vice President

FIFTH THIRD BANK, as a Bank

By:
Name: Robert M. Sander
Title: Vice President

THE BANK OF NOVA SCOTIA, as a Bank

By:
Name: David Mahmood
Title: Director

Second Amendment to Credit Agreement - Signature Page

COMERICA BANK, as a Bank

By:
Name: Mark Leveille
Title: AVP

BANK HAPOALIM B.M. as a Bank

By:
Name: Shaun Breidbart
Title: Vice President

By:
Name: Charles McLaughlin
Title: Senior Vice President

BMO CAPITAL MARKETS FINANCING INC., as a Bank

By:
Name: Linda C. Haven
Title: Managing Director

Second Amendment to Credit Agreement - Signature Page

EXHIBIT D

[Form of Borrowing Base Certificate]

BORROWING BASE CERTIFICATE

This Borrowing Base Certificate (“Certificate”) is delivered pursuant to Section 3.7(a) of the Credit Agreement (the “Credit Agreement”), dated as of March 22, 2007, among Tortoise Energy Infrastructure Corporation, a Maryland corporation (the “Borrower”); certain lenders (the “Banks”); U.S. Bank National Association, a national banking association, as the lender for Swingline Loans (in such capacity, the “Swingline Lender”); and U.S. Bank National Association, a national banking association, as agent for the Banks hereunder (in such capacity, the “Agent”); and as lead arranger hereunder (in such capacity, the “Lead Arranger”).  Capitalized terms used and not defined in this Certificate have the meanings given to them in the Credit Agreement.

The undersigned hereby certifies that he or she is an authorized signor of the Borrower and, as such, is authorized to execute and deliver this Certificate on behalf of the Borrower and, certifies to the Agent that:

1.           Borrowing Base Calculation.  The Borrowing Base for the Borrower, as of _______________20__, is as follows:

A.
After giving effect to any Requested Advance, total value of assets minus all liabilities and indebtedness not represented by “senior securities” (as such term is used in the 1940 Act) (the Borrower’s “Total Asset Value”).

$____________
B.	33-1/3% of Total Asset Value $ (the “Borrowing Base”)	$____________

2.           Calculation of Borrowing Base Availability.  The Borrower’s Borrowing Base Availability, as of,  ___________ __, 20__, is as follows:

A.	Revolving Credit Loan Commitments	$____________
B.	Current Outstanding Balances on Revolving Credit Loans and Swingline Loans	$____________
C.	Current Outstanding Balances on other “senior securities representing indebtedness” (as such term is used in the 1940 Act), if any	$____________
D.	Borrowing Base Availability (lesser of (i) line IB minus line 2B and line 2C or (ii) line 2A minus line 2B)	$____________
E.	Requested Advance (if any)	$____________

Second Amendment to Credit Agreement - Exhibit D

3.           Compliance with 1940 Act.  As of ___________, 20__, the Borrower is in material compliance with the 1940 Act, including but not limited to, all leverage regulations specified in the 1940 Act.  As of the date hereof, the Borrower’s applicable “Asset Coverage,” determined as required by Section 18(f)(1) of the 1940 Act, for the following is:

(i) Senior Securities Representing Indebtedness (as used in the 1940 Act)	$______________
(ii) Senior Securities (as used in the 1940 Act) that are Stock	$______________

4.           Reliance.  This Certificate is delivered to the Agent for its benefit and the benefit of the Banks, the Swingline Lender and the Lead Arranger and may be conclusively relied upon by all such Persons.

IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of the Borrower as of the date first above written.

TORTOISE ENERGY INFRASTRUCTURE CORPORATION
By:
Name:
Title:

Second Amendment to Credit Agreement - Exhibit D